EXHIBIT 10.4
MEXRAIL, INC.
as Pledgor
AND
THE UNITED STATES OF AMERICA,
REPRESENTED BY
THE SECRETARY OF TRANSPORTATION
ACTING THROUGH
THE ADMINISTRATOR OF THE FEDERAL RAILROAD ADMINISTRATION
as Secured Party

PLEDGE AGREEMENT

Dated as of June 28, 2005

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     PLEDGE AGREEMENT (this “Pledge Agreement”), dated June ___, 2005, between MEXRAIL, INC., a Delaware corporation (“Pledgor”), and the UNITED STATES OF AMERICA, represented by the SECRETARY OF TRANSPORTATION acting through the ADMINISTRATOR OF THE FEDERAL RAILROAD ADMINISTRATION (“Secured Party”).
     WHEREAS, TEXAS MEXICAN RAILWAY COMPANY, a wholly-owned subsidiary of Pledgor (“Borrower”) has entered into a Financing Agreement dated of even date herewith (as amended, supplemented, restated or otherwise modified and in effect from time to time, the “Financing Agreement”), with Secured Party, pursuant to which, among other things, Secured Party has agreed to make loans to Borrower upon the terms and subject to the conditions specified in the Financing Agreement;
     WHEREAS, Pledgor has entered into a Guaranty and dated of even date herewith (as amended, supplemented, restated or otherwise modified and in effect from time to time, the “Guaranty”), in favor of Secured Party, pursuant to which, among other things, Pledgor has guaranteed all obligations of Borrower pursuant to the Financing Agreement; and
     WHEREAS, in order to secure all Secured Obligations (as defined below), Pledgor has agreed to execute and deliver to Secured Party a pledge agreement in substantially the form hereof,
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. DEFINITIONS.
          1.01. Definition of Terms Used Herein Generally. All capitalized terms used but not defined herein shall have the meanings set forth in the Financing Agreement. All terms used herein and defined in the DELUCC shall have the same definitions herein as specified therein; provided, however, that if a term is defined in Article 9 of the DELUCC differently than in another Article of the DELUCC, the term has the meaning specified in Article 9 of the DELUCC.
          1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:
     “Bridge Net Revenues” shall have the meaning ascribed to such term in Section 2.02.
     “DELUCC” shall mean the Uniform Commercial Code as in effect in the State of Delaware from time to time.
     “Indemnified Party” shall have the meaning assigned to such term in Section 8.04.
     “Lien” shall mean any security interest, mortgage, lien, encumbrance or adverse claim, and any financing statement or similar document filed in respect of same.

     “Pledged Collateral” shall have the meaning assigned to such term in Section 2.01.
     “Secured Obligations” shall mean the Guaranteed Obligations as such terms is defined in the Guaranty.
     “Security Interests” shall mean the security interest granted pursuant to Section 2.01, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Pledge Agreement.
     “UCC” means the Uniform Commercial Code as in effect in Delaware.
          1.03. Rules of Interpretation. The rules of interpretation specified in subsections 8(ii) and 8(iii) of the Guaranty shall be applicable to this Pledge Agreement. References to “sections”, “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, respectively, of this Pledge Agreement unless otherwise specifically provided. Any of the terms defined in this Section I may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of same and any successor statutes and regulations.
     Section 2. PLEDGE.
          2.01. Grant of Security Interest. To secure the payment or performance, as the case may be, in full of the Secured Obligations, whether at stated maturity, by acceleration or otherwise, Pledgor hereby pledges to Secured Party, and grants to Secured Party a first priority Security Interest in, the collateral described in Section 2.02 (collectively, the “Pledged Collateral”).
          2.02. Description of Pledged Collateral. The Pledged Collateral is all right, title and interest of Pledgor (whether now or in the future) in the Bridge Net Revenues. For purposes hereof, “Bridge Net Revenues” shall mean gross revenues earned from time to time by per-car fees charged by Pledgor to Union Pacific Railroad Company and Borrower for each car crossing the International Rail Bridge located in Laredo, Texas, less the operating costs of Borrower in providing haulage for equipment and maintenance of such Bridge.
          2.03. Authorization to File Financing Statements. Pledgor hereby irrevocably authorizes Secured Party at any time and from time to time to file in Delaware and any jurisdiction in which the Uniform Commercial Code has been adopted and are applicable to the pledge hereunder any initial financing statements and amendments thereto that (a) describe the Pledged Collateral, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any initial financing statement or amendment, including (i) whether Pledgor is an organization, the type of organization and any organization identification number issued to Pledgor. Pledgor agrees to furnish any such information to Secured Party promptly upon request. Pledgor also ratifies its authorization for Secured Party to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

     Section 3. REPRESENTATIONS AND WARRANTIES OF PLEDGOR.
     Pledgor hereby represents and warrants to Secured Party that:
          3.01. Pledgor’s Legal Status. Pledgor is a corporation organized under the laws of Delaware.
          3.02. Pledgor’s Legal Name. Pledgor’s exact legal name is that set forth in the initial paragraph hereof and on the signature page hereof.
          3.03. Pledgor’s Locations. Pledgor’s place of business or (if it has more than one place of business) its chief executive office is at Laredo, Texas.
          3.04. Authority; Binding Obligation; No Conflict. Pledgor has full power and authority to execute, deliver and perform its obligations in accordance with the terms of this Pledge Agreement and to grant to Secured Party the Security Interest in the Pledged Collateral pursuant hereto, without the consent or approval of any other person or entity other than any consent or approval which has been obtained and is in full force and effect. This Pledge Agreement has been duly authorized, executed and delivered by Pledgor and is the legally valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor’s rights generally. The granting to Secured Party of the Security Interest in the Pledged Collateral hereunder, the execution by Pledgor of this Pledge Agreement and the performance by Pledgor of its obligations hereunder do not and will not (a) result in the existence or imposition of any lien nor obligate Pledgor to create any lien (other than such Security Interest) in favor of any person or entity over all or any of its assets; (b) conflict with any agreement, mortgage, bond or other instrument to which Pledgor is a party or which is binding upon Pledgor or any of its assets; (c) conflict with Pledgor’s certificate of incorporation, by-laws, or other organizational or charter documents; or (d) conflict with any law, regulation or judicial order binding on Pledgor or any of the Pledged Collateral.
          3.05. Title to Collateral. The Pledged Collateral is owned by the Pledgor free and clear of any lien. The Pledgor has not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any Pledged Collateral, (b) any assignment in which the Pledgor assigns any Pledged Collateral or any security agreement or similar instrument covering any Pledged Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect.
          3.06. Required Consents. No consent of any person (including, without limitation, partners, shareholders or creditors of Pledgor or of any subsidiary of Pledgor) and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental instrumentality is required in connection with (i) the execution, delivery, performance, validity or enforceability of this Pledge Agreement, (ii) the perfection or maintenance of the Security Interest created hereby (including the first priority nature of such Security Interest), or (iii) the exercise by Secured Party of the rights provided for in this Pledge Agreement.
          3.07. Nature of Security Interest. Upon the filing of appropriate UCC Financing Statements, the pledge of the Pledged Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority Security Interest in the Pledged Collateral, securing the prompt and complete payment, performance and observance of the Secured Obligations.
     Section 4. COVENANTS OF PLEDGOR.
     The Pledgor covenants and agrees with the Secured Party, in each case of the Pledgor’s own cost and expense, as follows.
          4.01. Pledgor’s Legal Status. Pledgor shall not change its type of organization, jurisdiction of organization or other legal structure, except as permitted under the Financing Agreement.
          4.02. Pledgor’s Name. Without providing at least 30 days prior written notice to Secured Party, Pledgor shall not change its name.
          4.03. Pledgor’s Organizational Number. Without providing at least 30 days prior written notice to Secured Party, Pledgor shall not change its organizational identification number if it has one. If Pledgor does not have an organizational identification number and later obtains one, Pledgor shall forthwith notify Secured Party of such organizational identification number.
          4.04. Locations. Without providing at least 30 days prior written notice to Secured Party, Pledgor shall not change its place of business or (if it has more than one place of business) its chief executive office or its mailing address.
          4.05. Title to Collateral. (a) Except for the Security Interest herein granted, Pledgor shall be the owner of the Pledged Collateral free from any Lien, and Pledgor, at its sole cost and expense, shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to Secured Party; and (b) Pledgor shall not sell or otherwise dispose of, or pledge, mortgage or create, or suffer to exist a lien on, the Pledged Collateral in favor of any person other than Secured Party and the inclusion of “proceeds” of the Pledged Collateral under the Security Interest granted herein shall not be deemed a consent by Secured Party to any sale or other disposition of any Pledged Collateral.
          4.06. Taxes. Pledgor shall pay promptly when due all taxes, assessments, governmental charges and levies upon the Pledged Collateral or incurred in connection with the Pledged Collateral or incurred in connection with this Pledge Agreement; provided, however, that Pledgor shall have the right to contest such taxes, assessments, governmental charges and levies that it reasonably believes to be incurred in error.

          4.07. Further Assurances. Pledgor will, from time to time, at its expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary, or that Secured Party may reasonably request, in order to perfect and protect any Security Interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.
     Section 5. CERTAIN PAYMENTS and RIGHTS PRIOR TO EVENT OF DEFAULT.
          5.01. Payments Prior to an Event of Default. So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled:
               (a) to exercise, as it shall think fit, but in a manner not inconsistent with the terms hereof, all rights of control, ownership and otherwise with respect to the Pledged Collateral of Pledgor; and
               (b) to receive and retain for its own account any and all payments, proceeds, monies, compensation, property, assets, instruments or rights paid, from time to time, in respect of the Pledged Collateral.
          5.02. Rights and Payments after an Event of Default. Upon the occurrence and during the continuance of any Event of Default, all rights of Pledgor to exercise or refrain from exercising the rights that it would otherwise be entitled to exercise pursuant to Section 5.01(a) hereof and to receive the payments, proceeds, monies, compensation, property, assets, instruments or rights that Pledgor would otherwise be authorized to receive and retain pursuant to Section 5.01(b) hereof shall cease, and thereupon Secured Party shall be entitled to exercise all powers with respect to the Pledged Collateral and to receive and retain, as additional collateral hereunder, any and all payments, proceeds, monies, compensation, property, assets, instruments or rights at any time paid upon any of the Pledged Collateral during such an Event of Default.
     Section 6. ALL PAYMENTS IN TRUST.
     Upon the provisions of Section 5.02 becoming effective upon the occurrence and during the continuance of an Event of Default, all payments, proceeds, monies, compensation, property, assets, instruments or rights that are received by Pledgor contrary to the provisions of Section 5 hereof shall be received and held in trust by Pledgor for the benefit of Secured Party, shall be segregated by Pledgor from other funds of Pledgor and shall be forthwith paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsement).
     Section 7. EXPENSES.
     Pledgor shall pay all reasonable expenses incurred by Secured Party in connection with any amendment, waiver, enforcement or collection of this Pledge Agreement or the exercise of remedies hereunder, including, without limitation, reasonable attorneys’ fees and expenses and advertising costs. If Pledgor fails promptly to pay any portion of the above expenses when due or to perform any other obligation of Pledgor under this Pledge Agreement, Secured Party may, at its option, but shall not be required to, pay or perform the same and charge Pledgor for all costs and expenses incurred therefor, and Pledgor agrees to reimburse Secured Party therefor on demand. All sums so paid or incurred by Secured Party for any of the foregoing, any and all other sums for which Pledgor may become liable hereunder and all such costs and expenses incurred by Secured Party in enforcing or protecting the Security Interests or any of its rights or remedies under this Pledge Agreement shall be payable by Pledgor on demand, shall constitute Secured Obligations, shall bear interest until paid at a rate per annum agreed to the rate requested under the Financing Agreement.
     Section 8.REMEDIES.
          8.01. Disposition Upon Default and Related Provisions.
               (a) Upon the occurrence and during the continuance of any Event of Default, Secured Party may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all rights and remedies of a secured party on default under the DELUCC at that time (whether or not applicable to the affected Pledged Collateral) and may also, without obligation to resort to other security, at any time and from time to time sell, resell assign and deliver in its sole discretion, all or any of the Pledged Collateral, at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which any Pledged Collateral may be listed, or at public or private sale, for cash, upon credit or for future delivery, and in connection therewith Secured Party may grant options.
               (b) The remedies provided herein in favor of Secured Party shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of Secured Party existing at law or in equity.
          8.02. Secured Party Appointed Attorney-In-Fact.
               (a) To effectuate the terms and provisions hereof, Pledgor hereby appoints Secured Party as Pledgor’s attorney-in-fact for the purpose, from and after the occurrence and during the continuance of an Event of Default, of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument that Secured Party from time to time in Secured Party’s reasonable discretion may deem necessary or advisable to accomplish the purposes of this Pledge Agreement. Without limiting the generality of the foregoing, Secured Party shall, from and after the occurrence and during the continuance of an Event of Default, have the right and power to:
                    (i) receive, endorse and collect all checks and other orders for the payment of money made payable to Pledgor representing any interest or dividend or other distribution or amount payable in respect of the Pledged Collateral or any part thereof and to give full discharge for the same;

                    (ii) execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral;
                    (iii) exercise all rights of Pledgor as owner of the Pledged Collateral including, without limitation, the right to sign any and all amendments, instruments, certificates, proxies, and other writings necessary or advisable to exercise all rights and privileges of (or on behalf of) the owner of the Pledged Collateral;
                    (iv) ask, demand, collect, sue for, recover, compound, receive and give acquaintance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;
                    (v) file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Pledged Collateral; and
                    (vi) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Pledgor’s expense, at any time or from time to time, all acts and things that Secured Party deems reasonably necessary to protect, preserve or realize upon the Pledged Collateral.
               (b) Pledgor hereby ratifies and approves all acts of Secured Party made or taken pursuant to this Section 8.02 (provided that Pledgor does not, by virtue of such ratification, release any claim that Pledgor may otherwise have against Secured Party for any such acts made or taken by Secured Party through gross negligence or willful misconduct). Neither Secured Party nor any person designated by Secured Party shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except such as may result from Secured Party’s gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as this Pledge Agreement shall remain in force.
          8.03. Secured Party’s Duties of Reasonable Care.
               (a) Secured Party shall have the duty to exercise reasonable care in the custody and preservation of any Pledged Collateral in its possession, which duty shall be fully satisfied if such Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property and, with respect to any calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any such Pledged Collateral (herein called “events”).
                    (i) Secured Party endeavors to take such action with respect to any of the events as Pledgor may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or, if Secured Party reasonably believes that the action requested would adversely affect the value of the Pledged Collateral as collateral or the collection of the Secured Obligations, or would otherwise prejudice the interests of Secured

Party, Secured Party gives reasonable notice to Pledgor that any such requested action will not be taken and, if Secured Party makes such determination or if Pledgor fails to make such timely request, Secured Party takes such other action as it deems advisable in the circumstances.
                    (ii) Except as hereinabove specifically set forth, Secured Party shall have no further obligation to ascertain the occurrence of, or to notify Pledgor with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by Secured Party of any internal procedures with respect to any Pledged Collateral in its possession, nor shall Secured Party be deemed to assume any other responsibility for, or obligation or duty with respect to, any Pledged Collateral or its use of any nature or kind, or any matter or proceedings arising out of or relating thereto, including, without limitation, any obligation or duty to take any action to collect, preserve or protect its or Pledgor’s rights in the Pledged Collateral or against any prior parties thereto, but the same shall be at Pledgor’s sole risk and responsibility at all times.
                    (iii) Pledgor waives any restriction or obligation imposed on Secured Party under Sections 9-207(c)(1) and 9-207(c)(2) of the DELUCC.
          8.04. Indemnification. Pledgor hereby releases Secured Party, and the respective officers, shareholders, directors, employees and agents of each thereof (each, an “Indemnified Party”) from any claims, causes of action and demands at any time arising out of or with respect to this Pledge Agreement, the Secured Obligations, the Pledged Collateral and its use and/or any actions taken or omitted to be taken by such Indemnified Party with respect thereto (except such claims, causes of action and demands arising from the bad faith, gross negligence or willful misconduct of such Indemnified Party) and Pledgor hereby agrees to hold each Indemnified Party harmless from and with respect to any and all such claims, causes of action and demands (except such claims, causes of action and demands arising from the gross negligence or willful misconduct of such Indemnified Party).
          8.05. Prior Recourse. Secured Party’s prior recourse to any Pledged Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Secured Obligations.
          8.06. Secured Party May Perform. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform or cause performance of such agreement, and the expenses of Secured Party incurred in connection therewith shall be treated as provided in Section 7 hereof.
     Section 9. SURETYSHIP WAIVERS BY PLEDGOR; OBLIGATIONS ABSOLUTE.
               (a) The Pledgor waives demand, notice, protest, notice of acceptance of this Pledge Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description, thereof, all in such manner and at such time or times as the Secured Party may deem advisable the Secured Party shall have no duty as to the collection or protection of the Pledged Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 8.03.
               (b) All rights of the Secured Party hereunder, the Security Interests and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Guaranty , the Financing Agreement any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Guaranty, the Financing Agreement or any other agreement or instrument, (c) any exchange, release or non-perfection of any lien on other collateral, or any release or amendment or waiver of or consent under or departure from or any acceptance of partial payment thereon and or settlement, compromise or adjustment of any Secured Obligation or of any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or this Pledge Agreement.
     Section 10. MARSHALLING.
     Secured Party shall not be required to marshal any present or future collateral security (including but not limited to this Pledge Agreement and the Pledged Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, Pledgor hereby agrees that it shall not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Secured Party’s rights under this Pledge Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Pledgor hereby irrevocably waives the benefits of all such laws.
     Section 11. PROCEEDS OF DISPOSITIONS.
     After deducting all expenses payable to Secured Party, including, without limitation, pursuant to Section 7, the residue of any proceeds of collection or sale of the Secured Obligations or Pledged Collateral shall, to the extent actually received in cash, be applied to the payment of the remaining Secured Obligations in such order or preference as is provided in the Guaranty, proper allowance and provision being made for any Secured Obligations not then due or held as additional collateral. Upon the final payment and satisfaction in full of all of the Secured Obligations and the termination of all commitments under the Guaranty and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the DELUCC, any

excess shall be returned to Pledgor, and in any event Pledgor shall remain liable for any deficiency in the payment of the Secured Obligations.
     Section 12. REINSTATEMENT.
     The obligations of Pledgor pursuant to this Pledge Agreement shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Secured Obligations is rescinded or otherwise must be restored or returned by Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor or any other obligor or otherwise, all as though such payment had not been made.
     Section 13. MISCELLANEOUS.
          13.01. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Pledge Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner and to the address, and deemed received, as provided for in the Financing Agreement.
          13.02. Governing Law; Consent to Jurisdiction. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE DISTRICT OF COLUMBIA.
          13.03. WAIVER OF JURY TRIAL, ETC. PLEDGOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY LITIGATION OR DISPUTE DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PLEDGE AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, PLEDGOR WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION OR DISPUTE REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.
          13.04. Counterparts. This Pledge Agreement may be executed in two or more separate counterparts, each of which shall constitute an original and all of which shall collectively and separately constitute one and the same agreement.
          13.05. Headings. The headings of each section of this Pledge Agreement are for convenience only and shall not define or limit the provisions thereof.
          13.06. Severability. In the event any one or more of the provisions contained in this Pledge Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).
          13.07. Survival of Agreement. All covenants, agreements, representations and warranties made by the Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Pledge Agreement shall be considered to have been relied upon by the Secured Party and shall survive the execution and delivery of the Guaranty and the advance of all extensions of credit contemplated thereby, regardless of any investigation made by the Secured Party, and shall continue in full force and effect until this Pledge Agreement shall terminate (or thereafter to the extent provided herein).
          13.08. Binding Effect; Several Agreement. This Pledge Agreement is binding upon the Pledgor and the Secured Party and their respective successors and assigns, and shall inure to the benefit of the Pledgor, the Secured Party and their respective successors and assigns, except that the Pledgor shall have no right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Pledge Agreement.
          13.09. Waivers; Amendment.
               (a) No failure or delay of the Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Secured Party hereunder and under the Guaranty are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provisions of this Pledge Agreement or consent to any departure by the Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.
               (b) Neither this Pledge Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Secured Party and the Pledgor.

     IN WITNESS WHEREOF, intending to he legally bound, Pledgor has caused this Pledge Agreement to be duly executed as of the date first above written.

MEXRAIL, INC.

By:	/s/ Ronald G. Russ

Name:	Ronald G. Russ
Title:	Executive Vice President and
Chief Financial Officer

Address:	427 West 12th Street
Kansas City, MO 64105
Senior Vice President
and General Counsel
816-983-1702

Attention:
Telecopier No.:

Accepted and Agreed:

THE UNITED STATES OF AMERICA, REPRESENTED BY THE SECRETARY OF TRANSPORTATION ACTING THROUGH THE ADMINISTRATOR OF THE FEDERAL RAILROAD ADMINISTRATION

as Secured Party

By:	/s/ Joseph H. Boardman

Name:
Title: Administrator of the Federal Railroad Administration

Address:	400 7th St. SW
Washington, DC 20590
Attn: Assoc. Administrator for Railroad Development

Attention:
Telecopier No.: